THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
Exhibit 31.1
Certification by Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Anthony J. Gumbiner, certify that:
1.	I have reviewed this report on Form 10-Q/A of The Hallwood Group Incorporated (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	August 25, 2005	/s/ Anthony J. Gumbiner

By: Anthony J. Gumbiner Title: Chief Executive Officer